Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(2)
(Form Type)
HUNTINGTON BANCSHARES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Debt	5.272% Fixed-to-Floating Rate Senior Notes due 2031	457	(r)	$1,150,000,000	100%	$1,150,000,000	$ 153.10 per $1 million	$176,065
	Debt	6.141% Fixed-to-Fixed Rate Subordinated Notes due 2039	457	(r)	$600,000,000	100%	$600,000,000	$ 153.10 per $1 million	$91,860
	Total Offering Amounts						$1,750,000,000		$267,925
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$267,925

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $1,750,000,000.